Exhibit A

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A, As the Agent

and the Lender

LIST OF DESIGNATED HC CAPITAL TRUST ACCOUNTS*

1.	No more than 5% of aggregate HCT fund assets should be lent at any time

2.	No more than 10% of the assets of any one of the Designated Accounts should be lent at any time

3.	Only securities with spread of 100 bps or more should be lent

*	See List of Designated Accounts below:

Portfolio Name/Specialist Manager		STT Account #
The Value Equity Portfolio
	AllianceBernstein L.P.	12VE
	Cadence Capital Management	14VG

The Institutional Value Equity Portfolio
	AllianceBernstein L.P.	12VF
	Cadence Capital Management	14VI

The Growth Equity Portfolio
	Jennison Associates LLC	11VA
	Sustainable Growth Advisers	11V5
	Mellon Capital Management	12VS

The Institutional Growth Equity Portfolio
	Jennison Associates LLC	12V1
	Sustainable Growth Advisers	12V3
	Mellon Capital Management	12VU

The Small Capitalization - Mid Capitalization Equity Portfolio
	Frontier Capital Management Company, LLC	11VG
	Mellon Capital Management	11VE
	IronBridge Capital Management LP	11V2
	Pzena Investment Management, LLC	14V1
	Cupps Investment Management	14VL
	Mellon Capital Management	14VU
	Ariel Investments	15VN

The Institutional Small Capitalization Mid Capitalization Equity Portfolio
	Frontier Capital Management Company, LLC	12V6

	IronBridge Capital Management LP	12V8
	Pzena Investment Management, LLC	14V3
	Cupps Investment Management	14VM
	Mellon Capital Management	14VW

The Real Estate Securities Portfolio
	Wellington Management Company, LLP	12V0

The Commodity Related Securities Portfolio
	Wellington Management Company, LLP	12VJ
	Wellington Management Company, LLP (Cash)	14VE
	PIMCO	12VL
	Mellon Capital Management	14VQ
	Wellington Management Company, LLP (CFC)	12VQ
	PIMCO (CFC)	12VR

The International Equity Portfolio
	Causeway Capital Management LLC	12VD
	Artisan Partners Limited Partnership	12VA
	Capital Guardian Trust Company	12VB
	Cadence Capital Management	14V7
	Lazard	14VS
	Mellon Capital Management	15VJ

The Emerging Markets Portfolio
	Boston Company Asset Management, LLC	14V4
	Mellon Capital Management	14V5

The Core Fixed Income Portfolio
	Agincourt Capital Management LLC	14VB
	Mellon Capital Management	14VD
	Mellon Capital Management Corp (Effective 01/08/13 Old: Blackrock)	14VA

The Fixed Income Opportunity Portfolio
	Fort Washington Investment Advisors, Inc.	15VB

The US Corporate Fixed Income Portfolio
	Agincourt Capital Management LLC	12VX

The ESG Growth Portfolio
	Cadence Capital Management	17VI
	Mellon Capital Management Corp	17VJ

To the extent the custodian listed above is not Citibank, N.A., the Lender agrees to give irrevocable instructions to the applicable custodian substantially in the form of those set out in Annex 1 to this Exhibit A.

CITIBANK, N.A., as Agent	HC Capital Trust, as Lender

By:	By:
Name:
Title:

Dated as of: